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As filed with the Securities and Exchange Commission on June 22, 2001
                                                   Registration No.:  333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VICTOR EBNER ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

              Florida                                 65-0853816
              -------                                -----------
      (State of Incorporation              (IRS Employer Identification No.)
          or Organization)

  c/o 1660 International Drive, Suite 600
             McLean, Virginia                            22102
--------------------------------------------           ---------
  (Address of Principal Executive Offices)             (Zip Code)

                              CONSULTING AGREEMENT
                            (Full title of the plan)
                               -----------
            Christian Ebner              Copy To:  David J. Levenson
            54 Rue du Stand                        Troutman Sanders Mays &
            1211 Geneva 1                          Valentine LLP
            Switzerland                            1660 International Drive,
      Telephone: +41(0)900 108 107                 Suite 600
---------------------------------------            McLean, Virginia 22102
(Name and Address of Agent for Service)            Telephone: (703) 734-4328
                                                 -----------------------------


                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                                          Proposed          Proposed
                                           Maximum           Maximum
Title of Securities    Amount to be    Offering Price       Aggregate            Amount of
 to be Registered      Registered(1)    Per Share(2)    Offering Price(2)    Registration Fee
---------------------------------------------------------------------------------------------
   Common Stock,
  $.01 par value          200,000           $1.58          $315,000.00            $79.00

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(1)      In addition,  pursuant to Rule 416(a) under the Securities Act of 1933, this  registration  statement  also covers an  indeterminate  number of additional  shares which may be offered and issued to prevent  dilution resulting from stock splits, stock dividends or similar transactions as provided in the Agreements described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high and low prices of the common stock on June 19, 2001, as reported in the OTCBB, and are used solely for the purpose of calculating the registration fee.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         Victor Ebner Enterprises, Inc. (the "Company") will furnish shareholders with annual reports containing audited financial statements and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year. Copies of these documents, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees (including non-employee directors) eligible to participate in the Company's Consulting Agreement.

         The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

         (c) The description of the Company's common stock contained in the Company's registration statement on Form 10-SB.


         All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's common stock offered hereby has been sold or which deregisters such Company common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Title XXXVI, Chapter 607, Section 0850 of the Florida Statutes, as amended, permits a Florida corporation in general to indemnify any of its officers and directors, and any person serving at its request as an officer or director or another corporation or enterprise if he acted in good faith and in a manner which he believed to be in, or not opposed to, the best interest of the corporation. In the event, however, that such person is adjudged liable to the corporation, he will not be entitled to indemnification. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.

         The Articles of Incorporation of the registrant provide that each director and officer may be indemnified by the Corporation in its Bylaws or by resolution, as may be determined to be in the best interest of the Corporation. The Bylaws do not provide for indemnification.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         An index of Exhibits appears at page II-6 hereof.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the Agreement of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Geneva, Switzerland, on the 20th day of June, 2001.

                                                  VICTOR EBNER ENTERPRISES, INC.




                                                  By:      /s/ Christian Ebner
                                                           -------------------
                                                           Christian Ebner
                                                           President


         KNOW ALL MEAN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Ebner and Jean Braure each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      NAME                         TITLE                            DATE
      ----                         -----                            ----

/s/ Christian Ebner           President (Principal              June 20, 2001
----------------------        Executive and Principal
Christian Ebner               Financial and Accounting
                              Officer and Director)

/s/ Gracia Ebner              Director                          June 20, 2001
----------------------
Gracia Ebner


/s/ Jacques Bouchard          Director                          June 20, 2001
----------------------
Jacques Bouchard


/s/ Roberto Bouchard          Director                          June 20, 2001
----------------------
Roberto Barros


/s/ Jean Braure               Director                          June 20, 2001
----------------------
Jean Braure

                                  EXHIBIT INDEX



Exhibit Number                              Exhibit Description
--------------                              -------------------

     3.1 Articles of Incorporation of Victor Ebner Enterprises, Inc., incorporated herein by reference to Exhibit 3.1 of the registrant's registration statement on Form 10-SB filed with the Commission on August 1, 2000.

     3.2 Bylaws of Victor Ebner Enterprises, Inc., incorporated herein by reference to Exhibit 3.2 of the registrant's registration statement on Form 10-SB filed with the Commission on August 1, 2000.

     4.4 Consulting Agreement, by and between Vincent Bon and Victor Ebner Enterprises dated June 3, 2001, filed herewith.

     5 Opinion of Troutman Sanders Mays & Valentine LLP, with respect to the validity of the common stock, filed herewith.

    23.1 Consent of Stefanou & Company, LLP Independent Public Accountants dated June 20, 2001, filed herewith.

    23.3 Consent of Troutman Sanders Mays & Valentine LLP, contained in their opinion filed as Exhibit 5 hereto.